Exhibit 99.1

CBAK ENERGY TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ], 2025

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Annual Meeting Proxy Card

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This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CBAK ENERGY TECHNOLOGY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated [   ], 2025, and hereby constitutes and appoints Mr. Zhiguang Hu, the Company’s President and Chief Executive Officer, and Mr. Jiewei Li, the Company’s Chief Financial Officer and Director, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on [   ], 2025 (the “Annual Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.	Elect as Directors the nominees listed below:

01 Jiewei Li	FOR ☐	AGAINST ☐	ABSTAIN ☐
02 J. Simon Xue	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 Martha C. Agee	FOR ☐	AGAINST ☐	ABSTAIN ☐
04 Jianjun He	FOR ☐	AGAINST ☐	ABSTAIN ☐
05 Xiangyu Pei	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends that you vote FOR the following:

2.	Ratify the selection of ARK Pro CPA & Co as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends that you vote FOR the following:

3.	Approve and adopt the agreement and plan of merger (the “Merger Agreement”) by and between the Company and CBAT Cayman, an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, which includes a plan of merger required to be filed with the Register of Companies in the Cayman Islands, substantially in the form attached as Exhibit A to the Merger Agreement, pursuant to which the Company will merge with and into CBAT Cayman, with CBAT Cayman continuing as the surviving company resulting from the merger, and each issued and outstanding share of the common stock of the Company will be cancelled in exchange for one ordinary share of CBAT Cayman.

FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS (PROPOSAL 1), “For” the ratification of the appointment of ARK Pro CPA & Co as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2), AND “FOR” THE MERGER AGREEMENT. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated __________, 2025, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date _____________, 2025

Please sign your name exactly as it appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if returned in the enclosed envelope, if mailed in the United States.